UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 15, 2023

System1, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39331	98-1531250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4235 Redwood Avenue Marina Del Rey, California		90066
(Address of principal executive offices)		(Zip Code)

(310) 924-6037
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SST	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A Common Stock share at an exercise price of $11.50 per share	SST.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Director
On March 21, 2023, Richard Massey had been appointed to serve as a Class III member of the Board of Directors (the “Board”) of System1, Inc. (the “Company”) to replace William P. Foley II, who had previously resigned from the Board on March 15, 2023. Following his appointment, Mr. Massey deferred accepting his appointment to the Board and the Audit Committee of the Company’s Board (the “Audit Committee”) until the Company completed its audit for the fiscal year ending December 31, 2022 (the “2022 Audit”) and filed its related Annual Report on Form 10-K (the “2022 10-K”). Mr. Massey had originally been nominated for appointment to the Board as one of Cannae Holdings Inc.’s (“Cannae Holdings”) two permitted designees to serve on the Company’s Board pursuant to the Shareholders Agreement, dated as of January 27, 2022 (the “Shareholders Agreement”), by and among the (i) Company, (ii) Trasimene Trebia, L.P. and BGPT Trebia LP (the “Trebia Sponsors”), (iii) Cannae Holdings (together with the Trebia Sponsors, the “Trebia Investors”), (iv) Michael Blend, (v) Chuck Ursini, (vi) Nick Baker and (vii) Just Develop It Ltd. (“JDI” and, together with Messrs. Blend, Ursini and Baker, the “Founder Shareholders”). Prior to his resignation in March 2023, Mr. Foley served as one of Cannae Holdings’ permitted designees to the Company’s Board under the terms of the Shareholders Agreement.
However, upon completion of the 2022 Audit and the filing of the Company’s 2022 10-K, Cannae Holdings subsequently determined that it desired to appoint a different designee to the Company’s Board in lieu of Mr. Massey’s pending appointment, and Mr. Massey will no longer accept his appointment to the Board.

Election of Director
On June 20, 2023, following Cannae Holdings’ decision to designate a different Director to serve as one of the Trebia Investors Designees (as defined in the Shareholders Agreement) to the Board pursuant to the terms of the Shareholders Agreement, the remaining members of the Board appointed Ryan Caswell to fill the current vacancy on the Board as a Class III Director effective immediately, serving in the class of directors whose term expires at the Company’s 2025 annual meeting of stockholders. In connection with Mr. Caswell’s appointment to the Board, Mr. Caswell has also been appointed to serve on (i) the Audit Committee, replacing Jennifer Prince who is now stepping down from her role on the Audit Committee and (ii) the Compensation Committee, replacing Frank Martire Jr. who is now stepping down from his role on the Compensation Committee.

Mr. Caswell has served as the President of Cannae Holdings (NYSE: CNNE), a publicly traded holding company, since February 2023, and previously served as its Senior Vice President of Corporate Finance from September 2020 to February 2023. Mr. Caswell also serves as a Managing Director and Partner of Trasimene Capital Management, LLC, the Cannae Holdings’ external manager. Mr. Caswell leads the sourcing, execution, and management of many of Cannae Holdings investments and portfolio companies. He currently serves, or has previously served, on the board of directors of multiple companies, including Amerilife, CorroHealth, FC Lorient, TripleTree Holdings and WineDirect, among others. Prior to joining Cannae Holdings, Mr. Caswell previously served as a Managing Director in the investment banking division at BofA Securities. Mr. Caswell received his bachelor of arts in economics from Stanford University.

The Company determined that Mr. Caswell qualifies as independent under the general independence standards of the New York Stock Exchange (“NYSE”) and as independent under certain heightened independence standards of the NYSE and the Securities and Exchange Commission applicable to the audit committee. Mr. Caswell will be compensated for his services on the Board on the same basis as each of the Company’s other non-employee directors pursuant to the Company’s Non-Employee Director Compensation Program. The Company will also enter into an indemnification agreement with Mr. Caswell on the same basis as each of the Company’s other directors. There are no family relationships between Mr. Caswell and any director or executive officer of the Company, and Mr. Caswell is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Executive Employment Agreement
On June 15, 2023, the Company entered into an employment agreement (the “Employment Agreement”) with certain executive officers of the Company, including with Mr. Tridivesh Kidambi, the Company’s Chief Financial Officer, which form of Employment Agreement had been approved by the Compensation Committee of the Board of Directors of the Company, pursuant to which Mr. Kidambi will continue to serve as the Company’s Chief Financial Officer. The Employment Agreement provides for an initial three-year employment term, and will automatically be extended for subsequent one-year terms unless either party provides notice of non-renewal at least sixty days prior to the expiration of the then-current employment term.
Pursuant to the Employment Agreement, Mr. Kidambi (i) entitled to an annual base salary equal to $350,000, and (ii) eligible to earn an annual cash performance bonus initially targeted at $300,000, payable based on the attainment of pre-established performance goals. Mr. Kidambi is also eligible to participate in Company employee benefit plans, subject to the terms of such plans.
The Employment Agreement provides that if the Mr. Kidambi’s employment is terminated by the Company without “cause” (and other than due to death or disability) or by the applicable executive for “good reason” (each as defined in the Employment Agreement) (each, a “qualifying termination”), then, subject to Mr. Kidambi’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, Mr. Kidambi will be entitled to receive:
•continued payment of his then-current annual base salary for twelve months following termination;
•an amount equal to his target annual bonus for the fiscal year in which the qualifying termination occurs;
•if not previously paid, any earned annual bonus for the fiscal year ending prior to the fiscal year in which the qualifying termination occurs (the “prior-year bonus”);
•accelerated vesting of the shares of Company common stock underlying each outstanding and unvested equity award (collectively, “equity awards”) that would have otherwise vested during the twelve-month period following the qualifying termination; and
•Company-subsidized healthcare coverage for up to twelve months following termination
If Mr. Kidambi’s qualifying termination occurs during the three-month period prior to, or the 12-month period following, the date on which a change in control (as defined in the Company’s 2022 Incentive Award Plan) is consummated, then, in lieu of the severance payments and benefits described above and subject to his timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, Mr. Kidambi will be entitled to receive:
•A lump-sum payment equal to two times the sum of (i) his then-current annual base salary plus (ii) his target annual bonus for the fiscal year in which the qualifying termination occurs
•if not previously paid, the prior-year bonus;
•full accelerated vesting of all outstanding equity awards; and
•Company-subsidized healthcare coverage for up to twenty-four months following termination
The Employment Agreement requires Mr. Kidambi to enter into confidentiality and invention assignment agreements, which contain indefinite confidentiality and non-disclosure covenants, invention assignment provisions, non-compete and customer and client non-solicit restrictions effective during employment, and employee non-solicit restrictions that apply during employment and for one year after employment terminates.
The foregoing description of the Employment Agreement is qualified in their entirety by the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 - Submission of Matters to a Vote of Security Holders.
On June 19, 2023, the Company held its Annual Meeting of Stockholders (the “2022 Annual Meeting”). At the 2023 Annual Meeting, 94,626,505 shares of Class A common stock and Class C common stock were represented in person or by proxy, constituting approximately 83% of the Company’s total outstanding shares of common stock as of April 20, 2023, the record date for the 2023 Annual Meeting, and constituting a quorum for the transaction of business at the 2023 Annual Meeting. At the 2023 Annual Meeting, the following two proposals were submitted to the stockholders and the Company’s inspector of elections certified the vote tabulations indicated below. For more information about the proposals, please refer to the definitive proxy statement for the 2023 Annual Meeting filed by the Company with the Securities and Exchange Commission on June 7, 2023 (the “Proxy Statement”).

Proposal 1 - Election of Class I Directors

The individuals listed below were each elected to serve on the Company’s Board for a three-year term expiring at the Company’s 2026 Annual Meeting of Stockholders, or until his or her successor is duly elected and qualified.

Nominee for Director	Votes For	Votes Against	Votes Abstained/Withhold	Broker Non-Votes
Dexter Fowler	94,533,650	0	92,855
Caroline Horn	93,977,543	0	648,962
Jennifer Prince	94,977,543	0	88,973

Proposal 2 - Ratification of the Independent Registered Public Accounting Firm

Proposal 2 was a management proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. This proposal was approved.

Votes For	Votes Against	Votes Abstained/Withheld	Broker Non-Votes
94,149,168	22,986	454,351

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated June 15, 2023, by and between Mr. Kidambi, and the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

System1, Inc.

Date:	June 21, 2023	By:	/s/ Daniel J. Weinrot
		Name:	Daniel J. Weinrot
		Title:	General Counsel & Corporate Secretary